QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2002

PawnMart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Address of principal executive offices)

(678) 305-7211
(Registrant's telephone number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On April 2, 2002, the Company engaged Grant Thornton LLP as the Company's new principal independent accountant to audit the Company's consolidated financial statements as of and for the fiscal year ended February 2, 2002. The client-auditor relationship between the Company and KPMG LLP ("KPMG") was terminated on August 9, 2002 upon completion of the audit of the Company's consolidated financial statements as of and for the year ended February 3, 2001. The termination of the client-auditor relationship was recommended and approved by the Board of Directors of the Company.

        In connection with the audits of the two fiscal years ended February 3, 2001, and the subsequent interim period through August 9, 2002, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        The audit reports of KPMG LLP on the consolidated financial statements of PawnMart, Inc. and subsidiaries as of and for the fiscal years ended February 3, 2001 and January 29, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

        KPMG LLP's report on the consolidated financial statements of PawnMart, Inc. and subsidiaries as of and for the years ended February 3, 2001 and January 29, 2000 contained a separate paragraph stating that "the Company has suffered recurring losses from operations, negative cash flows, and is currently experiencing significant difficulties in meeting its obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

        A copy of a letter from KPMG addressed to the Securities and Exchange Commission is filed as an Exhibit to this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2002	PAWNMART, INC.
	By:	/s/ ROBERT W. SCHLEIZER Name: Robert W. Schleizer Title: Chief Executive Officer

INDEX TO EXHIBITS

        EXHIBIT NO.                        DESCRIPTION

  16.1
  Letter from KPMG LLP addressed to the Securities and Exchange Commission dated August 19, 2002.

QuickLinks

  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
SIGNATURES
INDEX TO EXHIBITS